Exhibit 99.1

Joint Filing Information

1. Name and Address of Reporting Person* Kanata, Ontario, Canada K2K 2C8
(Last) (First) (Middle) 33 Hansen Ave.
(Street) Kanata, Ontario, Canada K2K 2C8
(City) (State) (Zip)

1. Name and Address of Reporting Person* Lax Leo
(Last) (First) (Middle) 33 Hansen Ave.
(Street) Kanata, Ontario, Canada K2K 2C8
(City) (State) (Zip)

1. Name and Address of Reporting Person* Lionica Corporation
(Last) (First) (Middle) 33 Hansen Ave.
(Street) Kanata, Ontario, Canada K2K 2C8
(City) (State) (Zip)